Posting Supplement No. 165 dated March 26, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 370241

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370241	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370241. Member loan 370241 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Self Employed	Debt-to-income ratio:	15.31%
Length of employment:	25 years	Location:	New York, NY

Home town:	Orange
Current & past employers:	Self Employed
Education:	William Paterson University of New Jersey

This borrower member posted the following loan description, which has not been verified:

consolidate bills.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,078.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372510	$12,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372510. Member loan 372510 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,929 / month
Current employer:	Enovity, Inc.	Debt-to-income ratio:	4.69%
Length of employment:	1 month	Location:	Potlatch, ID

Home town:	Owosso
Current & past employers:	Enovity, Inc., Hired (12/16/2008) by Enovity principals to streamline their internal processes, Retired from working for other people 7/2004-12/15/2008, Enjoyed an eclectic series of jobs and self-employment (9/1980-6/2004), U.S. Navy (retired 9/1/1980 after 20 years service)
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

The house we've owned for 12 years was built in 1985. The roof is due for replacement. In addition, while the roof is being worked on we want to (1) add a cover over our back deck, and (2) remove the chimney that is no longer in use. A cover over our back deck, in addition to improving the usability of the deck, will help reduce our power bills by shading the two major windows on the West facing side of our house. The chimney is no longer in use because in 2000 we removed the propane heater from the basement which was no longer needed after we installed central heating and air conditioning as part of another remodeling project. We will have the cash for this project in the bank by mid-summer. Our contractor (who was recommended by a friend of ours who is an architect in the area), wants to complete the project by May 15th. In addition, we would prefer to use the interest from our cash deposits to reduce the cost of the loan. A short term, low interest loan appears to make sense for this project.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1975	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,384.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372778

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372778	$2,400	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372778. Member loan 372778 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Dr. Demartino	Debt-to-income ratio:	12.38%
Length of employment:	3 months	Location:	SOUTH HADLEY, MA

Home town:	South Hadley
Current & past employers:	Dr. Demartino
Education:	Porter and Chester Institute

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan for $3,000.00 to cover the left over expense of buying a new car. I need this money for new tires, registration, tax and insurance purposes.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,285.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373654

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373654	$10,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373654. Member loan 373654 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	General Dynamics	Debt-to-income ratio:	15.61%
Length of employment:	3 months	Location:	Leominster, MA

Home town:	Danvers
Current & past employers:	General Dynamics, Intralinks, Inc.
Education:	University of Massachusetts-Lowell

This borrower member posted the following loan description, which has not been verified:

Received a loan from Prosper.com a year ago and looking to refinance for a little more working capital. Incorporated in 2008 and need a little more financing! Collard Enterprises, Inc. (Collard Green Fuels) needs your help getting up and running! I require financing to start up my business. I am looking to complete installation of production equipment and purchase supplies to start producing BioDiesel for customers I have already lined up and waiting. I have been producing BioDiesel on a small scale now for over two years and want to take the next step. I have a constant supply of FREE waste vegetable oil totaling about 200 gallons a month (WVO) as well as 300+ gallons already on hand. I have been selling WVO this past year and need more funds to up production of Biodiesel. Will you help say NO to big oil?! Visit the web site at: http://www.collardgreenfuels.com

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	53
Revolving Credit Balance:	$66,526.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375771

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375771	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375771. Member loan 375771 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Baldor Electric Company	Debt-to-income ratio:	13.14%
Length of employment:	25 years 6 months	Location:	Fort Smith, AR

Home town:	Fort Smith
Current & past employers:	Baldor Electric Company, Valmac
Education:	Webster University

This borrower member posted the following loan description, which has not been verified:

Bad events usually happen in three's My debt got out of control based on: #1 Moved Mom to nursing home. Had to pay for a few months #2 Son's leg length-ing surgery. $38,000 #3 Two kids in college at the same time Objective: Get out of debt for good. I want to consolidate my debt, get it paid off in 3 years. 3 year plan to be out of debt for good. No vacations, no large expenditures, no more usage of credit(except this consolidation), until it is all gone. I have a high credit score(high 700's) and a high salary, I just want to quit paying credit card companies interest until I can recover from the 3 bad events. I am currently paying over $2,000 a month against the debt, but with a lower interest rate, I can knock out the debt even faster. In 3 years I want to be investing in this club, not borrowing.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,967.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378198	$12,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378198. Member loan 378198 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,550 / month
Current employer:	Merck and Co.	Debt-to-income ratio:	20.33%
Length of employment:	8 months	Location:	Collegeville, PA

Home town:	Monongahela
Current & past employers:	Merck and Co., Lonza Biologics, Amgen, MedImmune
Education:	University of Pittsburgh

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate/pay debts

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	31
Revolving Credit Balance:	$32,785.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 380295

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380295	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380295. Member loan 380295 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Schlumberger Ltd.	Debt-to-income ratio:	10.89%
Length of employment:	9 months	Location:	lawrence, KS

Home town:	Humboldt
Current & past employers:	Schlumberger Ltd., US Navy, Wal-Mart Stores
Education:	Allen County Community College, Johnson County Community College

This borrower member posted the following loan description, which has not been verified:

I have two credit cards with high interest rates that I had to use to make it through college and now that I have a full time job i want to pay them off with a loan at a much lower rate. One of them I have a balance of $5,500 and the other I have a balance of $4,000.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,020.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381864

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381864	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381864. Member loan 381864 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,500 / month
Current employer:	Sales Manager	Debt-to-income ratio:	5.15%
Length of employment:	10 years	Location:	Matthews, SC

Home town:	Charlotte
Current & past employers:	Sales Manager
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Lookingto consolidate all my multiple payments into one convenient payment per month with a fixed interest rate.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	1
Revolving Credit Balance:	$23,120.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382077

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382077	$25,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382077. Member loan 382077 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	0.26%
Length of employment:	n/a	Location:	Washington, DC

Home town:	Silver Spring
Current & past employers:
Education:	George Mason University

This borrower member posted the following loan description, which has not been verified:

Starting up a business. Need capital to get things going.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$186.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382195

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382195	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382195. Member loan 382195 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	VASQUEZ & Co, LLP	Debt-to-income ratio:	18.20%
Length of employment:	2 years 4 months	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	VASQUEZ & Co, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Loan requested for loan consolidation.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	54
Revolving Credit Balance:	$13,875.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382272

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382272	$24,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382272. Member loan 382272 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Muller Group International	Debt-to-income ratio:	15.91%
Length of employment:	3 years	Location:	hialeah, FL

Home town:	Miami
Current & past employers:	Muller Group International
Education:

This borrower member posted the following loan description, which has not been verified:

I am planning on my MBA to boost my carreer and potential in the market, I firmly believe in education as the key to success.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,162.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 383885

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383885	$20,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383885. Member loan 383885 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	OHIO STATE UNIVERSITY MEDICAL CENTER	Debt-to-income ratio:	9.31%
Length of employment:	6 years	Location:	COLUMBUS, OH

Home town:	koribondo
Current & past employers:	OHIO STATE UNIVERSITY MEDICAL CENTER, ohio state university medical center
Education:	Columbus State Community College

This borrower member posted the following loan description, which has not been verified:

To invest into a business.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	63
Revolving Credit Balance:	$1,483.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383908

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383908	$8,500	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383908. Member loan 383908 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Coca-Cola Enterprises	Debt-to-income ratio:	22.60%
Length of employment:	4 years 8 months	Location:	Fort Worth, TX

Home town:	Ft Worth
Current & past employers:	Coca-Cola Enterprises, Fort Worth Zoo, Circuit City Stores
Education:	Tarrant County College District

This borrower member posted the following loan description, which has not been verified:

The reason for loan is to fix my work car and also consolidate my credit card with one monthly payment.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,749.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383934

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383934	$13,750	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383934. Member loan 383934 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	georgia southern university	Debt-to-income ratio:	20.36%
Length of employment:	2 years	Location:	STATESBORO, GA

Home town:	Marietta
Current & past employers:	georgia southern university, Advance Auto Parts
Education:	Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

I am getting this loan to pay off 2 high interest rate credit cards so that I will have a lower monthly payment and be able to have the complete debt paid off by the end of the loan term.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,812.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384150

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384150	$16,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384150. Member loan 384150 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	M&T Bank	Debt-to-income ratio:	10.39%
Length of employment:	1 year 8 months	Location:	Pittsford, NY

Home town:	Rochester
Current & past employers:	M&T Bank, Omaha Public Schools
Education:	University of Nebraska at Kearney

This borrower member posted the following loan description, which has not been verified:

This loan would be used to purchase a used vehicle, pay off credit card debt, and some minor home repairs.

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	26	Months Since Last Delinquency:	17
Revolving Credit Balance:	$12,736.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 384283

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384283	$11,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384283. Member loan 384283 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	MD ANDERSON CANCER CENTER	Debt-to-income ratio:	13.94%
Length of employment:	6 months	Location:	SPRING, TX

Home town:	Spring
Current & past employers:	MD ANDERSON CANCER CENTER
Education:	UT HEALTH SCIENCE CENTER

This borrower member posted the following loan description, which has not been verified:

A/C must be replaced

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	26
Revolving Credit Balance:	$11,929.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384699

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384699	$5,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384699. Member loan 384699 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Bella Luna Restaurant	Debt-to-income ratio:	22.72%
Length of employment:	3 years 9 months	Location:	STAMFORD, CT

Home town:	Stamford
Current & past employers:	Bella Luna Restaurant
Education:	University of Connecticut, Norwalk Community College

This borrower member posted the following loan description, which has not been verified:

I'm going to be using the money to cover the costs of making a cross-country move, as well as conosolidating $4,000 of credit card debt. I always pay my bills on time, and would be a virtually zero-risk candidate for this loan. I am unable to start my new job out west until mid-April and I will be arriving in the beginning of April. So I wanted to consolidate my credit card debt and have about $1,500 of extra money since I won't have any money coming in for a couple of weeks.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	41
Revolving Credit Balance:	$3,972.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 384722

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384722	$24,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384722. Member loan 384722 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,666 / month
Current employer:	harris county hospital district	Debt-to-income ratio:	14.93%
Length of employment:	2 years	Location:	LA PORTE, TX

Home town:	Pasadena
Current & past employers:	harris county hospital district, triumph hospital
Education:	San Jacinto College-Central Campus

This borrower member posted the following loan description, which has not been verified:

i would like the requested loan amount to pay off debt.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,564.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 384908

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384908	$12,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384908. Member loan 384908 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Black Tie	Debt-to-income ratio:	16.01%
Length of employment:	10 years	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Black Tie, Nordstrom, Macy's Inc.
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

Education Loan, Restaurant School at Chestnut Hill College

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,743.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 384947

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384947	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384947. Member loan 384947 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Osteria	Debt-to-income ratio:	15.43%
Length of employment:	1 year	Location:	Philadelphia, PA

Home town:	Bridgeton
Current & past employers:	Osteria
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

loan to get rid of credit card debt

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	48
Revolving Credit Balance:	$21,980.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 384973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384973	$24,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384973. Member loan 384973 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,158 / month
Current employer:	Fair Havens Center	Debt-to-income ratio:	14.28%
Length of employment:	10 years	Location:	miami, FL

Home town:	Miami Springs
Current & past employers:	Fair Havens Center
Education:

This borrower member posted the following loan description, which has not been verified:

I want to persue a degree in finances, I want to expamd horizons to the administrative part in the medical field.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	11
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 385010

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385010	$1,400	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385010. Member loan 385010 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Jet West Music Group Ltd	Debt-to-income ratio:	5.07%
Length of employment:	1 year	Location:	Las Vegas, NV

Home town:	Portland
Current & past employers:	Jet West Music Group Ltd, United States Army
Education:	University of Nevada-Las Vegas, University of Maryland-University College, Linn-Benton Community College

This borrower member posted the following loan description, which has not been verified:

I am a well decorated, disabled Army veteran and former Soldier of the Year. Over the past year, with the assistance of the VA Vocational Rehabilitation program, I have invested over $100,000 in Operation: ROCK the HOUSE which is outlined below. I did something similar while I was in the service in Germany. Op: ROCK the HOUSE has a pretty tight timeline that doesn?t allow for intermittent delays (troops are returning everyday) like I have encountered in applying for a Patriot Express Loan. I am asking for $1,400 that will be used as working capital and operational expenses to continue the project until either my Patriot Express Loan or one of the other repayment scenarios comes through. By investing so much, I ran up my credit cards to the point that my RLU has taken a toll on my standard 720 credit score. Thus, a portion of this loan will be used to pay down the credit cards and improve my RLU. Once I receive the Patriot Express Loan this loan will then be repaid in full. The next several repayment scenarios involve the VA. One, the VA VocRehab program reimburses me for the majority of my investment and this loan is paid off; two, the VA gets around to processing a VA disability claim I have in the neighborhood of $30,000 and this loan is paid off; or, three, and coincidentally the day my wife looks forward to the most, the VA finally processes another claim I have that amounts to roughly $75,000 in back-benefits and this loan is paid off. Lastly, a large department store chain has asked to receive samples of our product line. A portion of this loan will go toward having the samples manufactured. The revenues from sells of the products will allow the loan to be serviced if not repaid entirely. Of all the scenarios, this one is my favorite. Thank you for your interest and hopefully your support. Regardless, we look forward to seeing you during Op: ROCK the HOUSE. Operation: ROCK the HOUSE is a ?Homecoming Celebration? for service members by a service member. It lasts all summer long and is performed in three major acts. Act 1: May 5, 2009?Drop date. The release of a unique compilation CD, that has notable artists performing songs written by disabled Army veteran, Jet West. OBJECTIVE: A theme song and ?celebration soundtrack? to provide a means of national identity, espirit de corps, and party music for a nation-wide celebration in honor of returning American troops. Act 2: May 23-25, Memorial Day Weekend?Short Shots Leg 2, Short Shots, occurs as people across America shoot short video clips for the homecoming music video. OBJECTIVE: Embody the spirit of rebirth in the nation as it brings about new hope with new promise for all generations and celebrate the American military members who keep it possible. Act 3: September 4-7, Labor Day Weekend?Trooptastic Finale Three days of concerts held simultaneously in three cities with performers rotating between cities. Active military and veterans admitted free with government-issued picture ID?available free through the VA. Ticket prices set in inverse proportion to corporate sponsorship. Seeded with sales of the CD. OBJECTIVE: A national event to honor and celebrate the work of the military men and women who keep us free. Operation: ROCK the HOUSE is the brain child of disabled Army veteran and former Soldier of the Year, Jet West. Jet West Music Group Ltd is getting its start through the VA VocRehab program with financing made possible by LendingClub.com, the SBA Patriot Express Loan Initiative for veterans and, of course, the thousands of contributors to Operation: ROCK the HOUSE. Jet West Music Group intends to use proceeds from these events to expand the entertainment options of service members stationed around the world far into the future starting with shows for the service members who missed Operation: ROCK the HOUSE.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 385056

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385056	$8,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385056. Member loan 385056 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Rhodes State College, SBDC	Debt-to-income ratio:	18.24%
Length of employment:	1 year	Location:	Lima, OH

Home town:	Lima
Current & past employers:	Rhodes State College, SBDC, Leonard & Leonard Law Offices - 18 years, Rodabaugh & Honigford Law Office - 4 years, Duff Truck Line, Lima, Ohio - 21 years
Education:	Columbus Business University - 2 years

This borrower member posted the following loan description, which has not been verified:

because I have a son who is unable to find employment, I have had to help support him. This has caused by checking account to go down and funds I have had to have "advanced", have gone up. The interest rates run between 19.24 and 23-25% on these accuonts. They will never be paid off. All credit cards have been destroyed, so that has ended.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1975	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,678.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 385119

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385119	$11,750	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385119. Member loan 385119 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	Urban Health Plan	Debt-to-income ratio:	16.40%
Length of employment:	3 years 9 months	Location:	New York, NY

Home town:
Current & past employers:	Urban Health Plan, Financial times
Education:	CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

I just want to thank you, for taking the time to review my loan. I have never been late with a payment, as you can see from my credit report. This loan would be use, to consolidate 2 credit cards that I have into one payment. Again, thank you for taking the time in reviewing my loan.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,993.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385250

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385250	$25,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385250. Member loan 385250 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	XVC, Inc.	Debt-to-income ratio:	19.12%
Length of employment:	5 years	Location:	Concord, OH

Home town:	Cleveland
Current & past employers:	XVC, Inc.
Education:	Case Western Reserve University

This borrower member posted the following loan description, which has not been verified:

I'm a creative communications consultant and photographer based out of Cleveland, OH. I also happen to one of many small business owners who had to leverage personal credit to keep a new business afloat. Now, 5 years later, business is pretty good even though the economy as a whole has slowed down. While I've been able to stay current, much of my debt is of the high-interest credit card variety. I'm hoping the LC community can help me consolidate a few credit cards and reduce the interest rate I'm paying. Thank you for your consideration...

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	36
Revolving Credit Balance:	$91,505.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 385483

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385483	$5,400	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385483. Member loan 385483 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	self-employed	Debt-to-income ratio:	1.72%
Length of employment:	3 years	Location:	lamesa, TX

Home town:	Lamesa
Current & past employers:	self-employed
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan because I need to remodel my bathroom due to that the pluming is really bad, and with that money I can fix it, even though I'm self employed due to the recession that this country is going through my business have gone down.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	62
Revolving Credit Balance:	$586.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 385517

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385517	$24,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385517. Member loan 385517 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	brinks	Debt-to-income ratio:	17.17%
Length of employment:	13 years 8 months	Location:	queens, NY

Home town:	Brooklyn
Current & past employers:	brinks
Education:

This borrower member posted the following loan description, which has not been verified:

PAYOFF TWO PERSONAL LOANS ($11K)FROM CITIBANK. MY AUTOMOBILE NEEDS SERVICE,CHECK ENGINE LIGHT ON DASBOARD IS DISPLAY. SEARCHING FOR SECONDARY JOB TO FOR EXTRA INCOME.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	59
Revolving Credit Balance:	$608.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 385520

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385520	$9,250	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385520. Member loan 385520 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,125 / month
Current employer:	Arizona State Credit Union	Debt-to-income ratio:	15.85%
Length of employment:	3 years 3 months	Location:	FLAGSTAFF, AZ

Home town:	Glendale
Current & past employers:	Arizona State Credit Union
Education:	Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

I have just graduated with my business degree and purchased my first home. Now i am looking to pay off all debt. This seemed like a great way to consolidate and pay it off at a better rate.

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,012.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 385670

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385670	$9,250	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385670. Member loan 385670 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	Flagstaff Unified School District	Debt-to-income ratio:	0.92%
Length of employment:	2 months	Location:	Flagstaff, AZ

Home town:	Petoskey
Current & past employers:	Flagstaff Unified School District, Department of the Interior (DOI), ROW Adventures
Education:	Northern Michigan University, Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

My husband and I have just purchased a whitewater rafting company in Colorado that has been in business for the past 30 years. We will be operating under the name "Dream West Expeditions" We are looking for extra money to help us purchase the final items on our list to run high-quality, affordable family adventures. Some of these items include a gear trailer, new rain gear, children's life jackets and a new website (the old one is a little dated). My husband and I have worked in the outdoor adventure/tourism industry for many years in many different capacities. We have over 30 years combined experience managing, guiding, and educating folks in the outdoors. Please help us fulfill our dream of finally working together in providing our guests with the outdoor experiences they deserve to enjoy a relaxing, enriching, fun adventure with a caring, family-run business. Please call if you have any questions or would like to come see a beautiful part of Southwest Colorado! Thank you in advance for your consideration. We will not disappoint you! Amanda & Liam O'Neill (307)250-7389

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	31
Revolving Credit Balance:	$3,498.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 385685

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385685	$18,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385685. Member loan 385685 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	city of brigeport	Debt-to-income ratio:	8.66%
Length of employment:	15 years 5 months	Location:	bridgeport, CT

Home town:	Bridgeport
Current & past employers:	city of brigeport, sacred heart university
Education:	Sacred Heart University, Housatonic Community College

This borrower member posted the following loan description, which has not been verified:

i'm attempting to barrow the money for a dream vacation and to help my sister who just recently lost her job .

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,584.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 385688

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385688	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385688. Member loan 385688 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Consulate General of the Dominican Republic	Debt-to-income ratio:	21.66%
Length of employment:	8 years 3 months	Location:	MIAMI, FL

Home town:	Santo Domingo
Current & past employers:	Consulate General of the Dominican Republic
Education:	Universidad Catolica de Santo Domingo

This borrower member posted the following loan description, which has not been verified:

I really would like to get this loan to pay off my credit cards, becuase I make monthly payments and I feel like the principal comes down to slow because of the interes. I would like to have only one loan with only one payment in the one I will pay principal and interest knowing that one day will be the last payment and having my credit cards clean.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	33
Revolving Credit Balance:	$11,998.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385745

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385745	$25,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385745. Member loan 385745 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Self-Employed	Debt-to-income ratio:	20.68%
Length of employment:	1 year	Location:	Oregon, WI

Home town:
Current & past employers:	Self-Employed, National Cleaning Company, Wisconsin Aviation
Education:	Embry-Riddle Aeronautical University

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate some business debt and to help expand a relatively new facilities management company that provides janitorial and maintenance services to commercial properties. My business partner and I have been involved in the industry for 30 and 10 years, respectively. We come from a national cleaning company where we oversaw properties nationwide ranging from small office buildings to 2-million square-foot enclosed shopping centers. My partner was the national manager (and a minority owner), and I was a multi-region manager. We presently have enough cash-flow to pay the regular bills and cover any loan through Lending Club. I also have $25,000 available as a loan from my parents that I will not touch except in the case of a cash-flow emergency. This assures that, even in a worst-case scenario, we will be able to meet our financial obligations to our lenders. Along with building a local base of customers (all of whom are very happy with our work), we are in talks with a number of REITs to start bidding on groups of enclosed shopping center contracts around the country. The commercial janitorial industry alone is approaching $100 billion annually. It is tremendously fragmented, to the point that I don?t think that anybody even has 1% of the market (specifically commercial janitorial). There?s no real barrier to entry in any domestic city. Overgeneralizing a bit, excepting a couple of large franchise companies (which, depending on who owns the local office, are all over the map in terms of service quality), there seem to be two major types of janitorial companies. First, there are the hundreds of thousands of ?ma and pa? operations that may or may not be good but they aren?t focused beyond a short radius from their home and they clean a small number of facilities. Then, there are the few ?heavy hitters? that have revenue in the tens and hundreds of millions of dollars. These companies often shun smaller contracts even though they could enter Fortune 1000 status were they to develop a broader market. Additionally, other than having a site manger, they tend to manage from afar (sometimes many states away) which severely limits growth potential. I?m not knocking either type of company. If they provide good service, then great. However, my thought is to develop a franchise-like business model and then export that model throughout the United States while maintaining corporate control. This will allow us to serve large geographical areas and ranges of customers while maintaining a local feel with high-level management in each market providing direction and ensuring quality of service. Shopping centers that we pick up will be catalysts for growth in their associated cities. My long-term goal (maybe 30 years) is to have corporate owned local offices in the top 300 metropolitan statistical areas. I think the first 5 years will be relatively slow growth, but I expect things to accelerate as we get the practice of entering new cities down to a science. I believe that as we expand and build our reputation, we will start pulling the best and brightest people from throughout the industry partly because of our pay structure and opportunity for advancement. This will accelerate our growth while maintaining service quality. Anyway, I have borrowed and repaid tens of thousands of dollars over the fifteen years of my adult life and have never been late on a payment let alone failed to repay a loan (this is entirely on my own with no external help). My credit score reflects this. It was 805 before starting the company, and last time I checked it was around 750 after incurring some debt to get the company off the ground. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,744.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385767

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385767	$3,475	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385767. Member loan 385767 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,333 / month
Current employer:	kohls	Debt-to-income ratio:	18.09%
Length of employment:	2 years 5 months	Location:	stratford, CT

Home town:	stratsford
Current & past employers:	kohls
Education:	university of hartford

This borrower member posted the following loan description, which has not been verified:

I looking for extra funding to pay for my tuition.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,844.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 385786

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385786	$11,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385786. Member loan 385786 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Ikon Global Markets	Debt-to-income ratio:	7.78%
Length of employment:	9 months	Location:	Scotch Plains, NJ

Home town:	Scotch Plains
Current & past employers:	Ikon Global Markets, Parker Wholesale Florist
Education:	Kean University, Union County College, Northeastern University

This borrower member posted the following loan description, which has not been verified:

the loan request made is to consolidate my debt

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	48
Revolving Credit Balance:	$9,778.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385796

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385796	$16,800	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385796. Member loan 385796 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Advantage Data Inc.	Debt-to-income ratio:	1.15%
Length of employment:	9 months	Location:	LOWELL, MA

Home town:	Salem
Current & past employers:	Advantage Data Inc., SmartEDU, Inc.
Education:	Tufts University, University of Massachusetts-Lowell

This borrower member posted the following loan description, which has not been verified:

I just found a super-clean, low-mileage (27k miles) RX-7 locally that I'd like to purchase. Unfortunately, the car is being sold by a private seller and I currently do not have enough cash to fund the purchase on my own. I'm having trouble getting loans from banks mainly because they don't like the idea of holding a 20-year-old car as collateral. Ideally, I would have liked to trade in my current car (2003 G35) with an additional 30% down, resulting in a much smaller loan amount (under $8,000). This is not the case, however, so I am planning to sell my current car (2003 Infiniti G35) within a few weeks in order to pay back a chunk of this loan. Thanks!

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$800.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 385903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385903	$24,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385903. Member loan 385903 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Hagemeister Inc. Law Office	Debt-to-income ratio:	17.97%
Length of employment:	14 years	Location:	ALISO VIEJO, CA

Home town:	Placentia
Current & past employers:	Hagemeister Inc. Law Office, Tenet Healthcare Corp., Jones Day
Education:	Fullerton College, California State University-Fullerton (CSUF), University of San Diego

This borrower member posted the following loan description, which has not been verified:

I am a 40 year old business transaction attorney and commercial broker. Although most work is done via telephone and e-mail theses days, on occasion, I need to meet with clients and/or drive clients in my vehicle. My wife drives our three daughters around in a 2003 minivan and we also own a 2003 truck, but neither car is really appropriate in most professional settings. I will use the proceeds of the loan to purchase a nice used 4 door sedan, probably 3 to 5 years old to get the best bargain. There are many very nice vehicles in the $18,000 to $20,000 range (before tax and license and initial mechanic work). Purchasing from a private party will provide me with much better leverage than purchasing from a dealer. I will also be investigating and purchasing an aftermarket warranty as I will likely keep the vehicle for 5+ years. This warranty may cost another $1,500 but would be worth it in the long run to avoid substantial repair costs. All in all, a lot cheaper than buying a new car.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$351,453.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385916

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385916	$25,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385916. Member loan 385916 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	B&H Photo Video	Debt-to-income ratio:	0.38%
Length of employment:	2 years 6 months	Location:	Amityville, NY

Home town:	Durham
Current & past employers:	B&H Photo Video, The New York Magic Project Inc
Education:	University of North Carolina School of the Arts

This borrower member posted the following loan description, which has not been verified:

In April of 2008, I created the New York Magic Project, an S-Corp production company with the goal of creating education and performance tools for magicians. In August of 2008 we launched our website at www.newyorkmagicproject.com In under a year, I have self-financed and produced 2 instructional DVDs, both of which are available on our website and have received acclaim from top industry pros. Our next project is a custom deck of Bicycle cards, produced by the US Playing Card Company in Ohio. Our deck has already gone through the stages of approval at USPCC. We have self-funded the artwork/proof fee. USPCC is ready to run our deck as soon as we have the funds. The custom Bicycle deck market exploded in 2004 when ellusionist.com created their Black Tiger Deck, which has sold over 250,000 decks. It has continued to grow with more offerings from Ellusionist, and other companies. The market is still going strong. In October of 2008, a company called Big Blind Media debuted a deck of cards, and the entire first printing sold out in a mere 2.5 weeks. Their next deck will be on the market this spring. Custom decks are sought after by card enthusiasts such as poker players and magicians, and there are many collectors of various Bicycle decks. Our $25,000 loan would finance cost of the minimum run of 10,000 decks required, as well as cover advertising costs, such as print ads in magic trade magazines.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,330.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385924

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385924	$17,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385924. Member loan 385924 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,417 / month
Current employer:	Internal Revenue Service (IRS)	Debt-to-income ratio:	14.71%
Length of employment:	7 years 9 months	Location:	WASHINGTON, DC

Home town:	Huntington Station
Current & past employers:	Internal Revenue Service (IRS)
Education:	SUNY at Binghamton

This borrower member posted the following loan description, which has not been verified:

Consolidate two credit cards and a 410K loan

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,359.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385932

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385932	$24,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385932. Member loan 385932 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Rabat inc	Debt-to-income ratio:	12.78%
Length of employment:	3 years 4 months	Location:	berkeley, CA

Home town:
Current & past employers:	Rabat inc
Education:	University of San Francisco (USF)

This borrower member posted the following loan description, which has not been verified:

paying of debt

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	24
Revolving Credit Balance:	$3,903.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 385947

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385947	$4,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385947. Member loan 385947 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	2.77%
Length of employment:	n/a	Location:	Dallas, TX

Home town:	Leavenworth
Current & past employers:	MedTrials, Inc. (Clinical Research)
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

This loan request is for a $7000 surgical procedure of which I (the borrower) already has $3000.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$703.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385950

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385950	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385950. Member loan 385950 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,767 / month
Current employer:	Parker Consulting Services	Debt-to-income ratio:	11.12%
Length of employment:	4 years 1 month	Location:	Tallahassee, FL

Home town:	Annapolis
Current & past employers:	Parker Consulting Services, Stanley Steemer, T-Formations
Education:	Tallahassee Community College

This borrower member posted the following loan description, which has not been verified:

To pay off my car loan

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,637.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386083

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386083	$9,250	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386083. Member loan 386083 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	Pacer Energy Marketing	Debt-to-income ratio:	21.90%
Length of employment:	3 years 1 month	Location:	Skiatook, OK

Home town:	Tulsa
Current & past employers:	Pacer Energy Marketing, Crude Marketing and Transportation
Education:	Tulsa Community College

This borrower member posted the following loan description, which has not been verified:

Need to pay off high interest credit card and replace with lower interest payment.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,190.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386100

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386100	$8,500	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386100. Member loan 386100 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	medco health solutions	Debt-to-income ratio:	19.83%
Length of employment:	1 year 6 months	Location:	FORT WORTH, TX

Home town:	New Orleans
Current & past employers:	medco health solutions, university of houston library
Education:	university of houston

This borrower member posted the following loan description, which has not been verified:

need a loan to buy a used car, preferrably individual sales, but dealers are fine too

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,321.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386126

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386126	$12,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386126. Member loan 386126 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Special School District	Debt-to-income ratio:	0.33%
Length of employment:	5 years	Location:	St Louis, MO

Home town:	St Louis
Current & past employers:	Special School District, Special School District
Education:	Truman State University

This borrower member posted the following loan description, which has not been verified:

Before selling my current home, I would like to make several repairs so that I get the highest price possible. Floors $3000. Cabinets $2000. Paint $1000. Update bathrooms $1000. Update Kitchen $3000. Update Electric (breaker box) $1000. My house appraises for $190,000 now, and after repairs would appraise for $250,000 to $260,000. Other then the electric, my sons will be doing to labor at no cost.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1973	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	16
Revolving Credit Balance:	$12,683.00	Public Records On File:	1
Revolving Line Utilization:	34.80%	Months Since Last Record:	47
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386131

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386131	$11,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386131. Member loan 386131 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,489 / month
Current employer:	Los Angeles Unified School District	Debt-to-income ratio:	19.15%
Length of employment:	3 years 3 months	Location:	Los Angeles, CA

Home town:	Cerritos
Current & past employers:	Los Angeles Unified School District
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I want to refinance a loan from Prosper

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,148.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386136

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386136	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386136. Member loan 386136 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Armstrong Capital	Debt-to-income ratio:	3.92%
Length of employment:	n/a	Location:	Far Rockaway, NY

Home town:	Philadelphia
Current & past employers:	Armstrong Capital
Education:	Touro College

This borrower member posted the following loan description, which has not been verified:

I currently have two credit cards with an APR of over 19% that I would like to consolidate.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	19
Revolving Credit Balance:	$3,520.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386148

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386148	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386148. Member loan 386148 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,708 / month
Current employer:	Citadel Solutions LLC	Debt-to-income ratio:	19.20%
Length of employment:	1 year 1 month	Location:	Chicago, IL

Home town:	Burlington
Current & past employers:	Citadel Solutions LLC
Education:	University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

I have recently been introduced to an investment opportunity that I want to take advantage of. I have been offered to buy a stake in local business. The majority of this loan will be used to buy this stake. The rest will be used to help cover upcoming costs asscociated with my CPA/CFA exams. I currently work in the financial services industry in Chicago. I have been at my current job for over a year now. Because of my job, I have to adhere to strict compliance policies that prohibit me from buy and selling out of stocks easily. Currently, most of my wealth is in stocks so I currently don't have the liquidity to take advantage of this opportunity. This is why I am seeking this loan.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,435.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386164

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386164	$14,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386164. Member loan 386164 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,982 / month
Current employer:	CVS	Debt-to-income ratio:	5.75%
Length of employment:	2 years	Location:	Egg Harbor City, NJ

Home town:	Daytona Beach
Current & past employers:	CVS, Lockheed Martin Corp.
Education:	Pennco Tech

This borrower member posted the following loan description, which has not been verified:

With this money I can pay off what I owe and only have 1 monthly payment. That would make my life a WHOLE lot easier. Thank you for your help.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,695.00	Public Records On File:	1
Revolving Line Utilization:	46.20%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 386209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386209	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386209. Member loan 386209 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,792 / month
Current employer:	Scott & White EMS, Inc.	Debt-to-income ratio:	17.37%
Length of employment:	2 years 8 months	Location:	Temple, TX

Home town:	Temple
Current & past employers:	Scott & White EMS, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm starting an internet auction & ecommerce website. I already have my company incorporated (State of Texas) and also have my domain name secured. I'm in need of capital to pay for web development and hosting costs.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386255	$3,600	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386255. Member loan 386255 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Advance Technology Services	Debt-to-income ratio:	0.60%
Length of employment:	4 months	Location:	PEORIA, IL

Home town:	Chillicothe
Current & past employers:	Advance Technology Services
Education:	Bradley University

This borrower member posted the following loan description, which has not been verified:

I am trying to put together a family vacation as a surprise. My family was dealt a rather irreparable blow this year. I am hoping to get this in order to do a trip later this summer for us. I have had a loan before through Prosper.com. I made every payment on time and was able to pay off my loan within 6 months. My employer is a technology service provider in Peoria Illinois. I have no doubt that I will be able to pay off this loan much as I did with my prosper loan.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	56
Revolving Credit Balance:	$90.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386296

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386296	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386296. Member loan 386296 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Revision Management	Debt-to-income ratio:	21.97%
Length of employment:	3 years	Location:	San Ramon, CA

Home town:	San Ramon
Current & past employers:	Revision Management, UPS
Education:	Berklee Music College

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay down my credit card and college loans faster.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,524.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386310

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386310	$7,200	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386310. Member loan 386310 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Sapphire Energy	Debt-to-income ratio:	16.72%
Length of employment:	2 months	Location:	San Diego, CA

Home town:	Salinas
Current & past employers:	Sapphire Energy, University of New Mexico/New Mexico State
Education:	Chico State/ New Mexico State

This borrower member posted the following loan description, which has not been verified:

personal loan

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,712.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386315

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386315	$14,100	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386315. Member loan 386315 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	The Grand Canal Shoppes at The Venetian	Debt-to-income ratio:	10.82%
Length of employment:	2 years	Location:	LAS VEGAS, NV

Home town:	Orem
Current & past employers:	The Grand Canal Shoppes at The Venetian, Aramark Corp, The Utah College of Massage Therapy
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate my car payment and motorcycle payment into one loan and lower the aggregate interest rate and monthly payments.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	24
Revolving Credit Balance:	$10,513.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386369

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386369	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386369. Member loan 386369 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,708 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	13.82%
Length of employment:	10 years 3 months	Location:	Mays Landing, NJ

Home town:	Somers Point
Current & past employers:	Computer Sciences Corporation, Crab Trap Ltd
Education:	Georgia Institute of Technology, The Richard Stockton College of New Jersey

This borrower member posted the following loan description, which has not been verified:

This is my loan for my convertible BMW

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1969	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	5
Revolving Credit Balance:	$56,903.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 386400

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386400	$25,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386400. Member loan 386400 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	8.54%
Length of employment:	n/a	Location:	New York, NY

Home town:	Taipei
Current & past employers:	Mondera
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I need to get a 25k loan to consolidate debt. I will use the money to pay off two credit card account in Bank of America and JP Morgan Chase. I will spend 13k to pay off the Bank of America's credit card. And 11k to pay off the credit card on JP Morgan Chase. I incurred the 25k credit card debt in 2008 to finance an internet start up. But unfortunately the venture did not work out. I am currently working as a software consultant with steady income. I like to pay off the high interest credit card account with a lower interest rate loan and pay if off in next 3 years.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	39
Revolving Credit Balance:	$24,485.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 386423

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386423	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386423. Member loan 386423 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,540 / month
Current employer:	Law Office of Frederick R. Franke, Jr.	Debt-to-income ratio:	21.54%
Length of employment:	10 years 1 month	Location:	Denton, MD

Home town:	Cambridge
Current & past employers:	Law Office of Frederick R. Franke, Jr.
Education:	Anne Arundel Community College

This borrower member posted the following loan description, which has not been verified:

Payoff my credit cards and consolidate them into one monthly payment.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	30
Revolving Credit Balance:	$11,628.00	Public Records On File:	1
Revolving Line Utilization:	40.40%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386469

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386469	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386469. Member loan 386469 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	lsw	Debt-to-income ratio:	23.69%
Length of employment:	6 years	Location:	Grand Prairie, TX

Home town:	Dallas City
Current & past employers:	lsw, American General
Education:	texas arlington

This borrower member posted the following loan description, which has not been verified:

Loan for the purchase of an used motorcycle

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,400.00	Public Records On File:	1
Revolving Line Utilization:	77.80%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386526

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386526	$4,400	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386526. Member loan 386526 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,407 / month
Current employer:	Express	Debt-to-income ratio:	18.28%
Length of employment:	1 year 3 months	Location:	Guthrie, OK

Home town:	Edmond
Current & past employers:	Express, Sutherland lumber
Education:

This borrower member posted the following loan description, which has not been verified:

Buying a second car, I will be putting my current car on the market for sale as soon as I have one to replace it. The reason to the change is to start saving more money for the future. Even with both car payments I can still afford each monthly payment.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,235.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386541

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386541	$10,400	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386541. Member loan 386541 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	houston Cold Freight	Debt-to-income ratio:	12.07%
Length of employment:	5 years 6 months	Location:	CONROE, TX

Home town:	Conroe
Current & past employers:	houston Cold Freight, Houston Cold Freight
Education:	Conroe High School

This borrower member posted the following loan description, which has not been verified:

I'm interested in a 2003 Linconl Navigator with 52000miles very nice clean, mint condition vehicle. I've been lookin all over the place for a car like this with a mint condition, now the olny thing that I don't have is all the money. I plan to invest $5,000 of money I have saved up to complete the purchased if get approved.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,326.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386544

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386544	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386544. Member loan 386544 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,262 / month
Current employer:	ESRI, Inc.	Debt-to-income ratio:	0.49%
Length of employment:	1 year 3 months	Location:	Redlands, CA

Home town:	Sacramento
Current & past employers:	ESRI, Inc., California Department of Transportation, CalTrans, University of California
Education:	California State University-Sacramento (CSUS), Stanford University

This borrower member posted the following loan description, which has not been verified:

I would like to finish a back yard landscaping improvements. Bank of America put a hold on my HELOC due to "declining home values" despite the fact that I have more than enough equity available. I currently have the full amount to cover the costs in savings, but I want to maintain liquidity. My wife and I both have secure jobs and a solid credit history. Our bills are low enough to be covered by one job if necessary. I work at a company who is currently growing, highly profitable, and with no indications of layoffs. My wife works in the public sector.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,195.00	Public Records On File:	0
Revolving Line Utilization:	6.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386556

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386556	$17,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386556. Member loan 386556 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,807 / month
Current employer:	US Army	Debt-to-income ratio:	22.32%
Length of employment:	17 years	Location:	Fort Knox, KY

Home town:	Cleburne
Current & past employers:	US Army
Education:	Central Texas College

This borrower member posted the following loan description, which has not been verified:

I want to pay off my current credit cards keeping only a few of them and make one low monthly payment at a low interest rate. my current credit scores are pretty good. I have been monitoring my credit scores for over a year and they have been steadily going up every month. These credit cards seem to be causing most of the problem duing the time that I have been monitoring my credit reports and scores.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,583.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 386563

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386563	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386563. Member loan 386563 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Self	Debt-to-income ratio:	6.76%
Length of employment:	5 years 6 months	Location:	Rhinebeck, NY

Home town:
Current & past employers:	Self, USAF (Retired)
Education:

This borrower member posted the following loan description, which has not been verified:

I am purchasing a campground which has been in operatiion for 39 years. I am investing my own funds and am using owner financing. I need the $12000 to complete the deal and begin operations.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,977.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 386605

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386605	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386605. Member loan 386605 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Aerotek	Debt-to-income ratio:	16.24%
Length of employment:	1 year 6 months	Location:	Morgan Hill, CA

Home town:	San Bruno
Current & past employers:	Aerotek
Education:

This borrower member posted the following loan description, which has not been verified:

Private school tuition for our daughters 2009/2010 school year. Oldest daughter will be a senior and youngest a sophomore. College fund for oldest tanked in the last year so we need to put more money away in the next 12 months to pay for her first year of college while hopefully her 529 fund bounces back. By spreading this year's tuition costs over 3 years, it will allow us to set more aside for her first year of college.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$93,559.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386639

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386639	$5,550	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386639. Member loan 386639 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,775 / month
Current employer:	Village of Montpelier	Debt-to-income ratio:	8.26%
Length of employment:	3 years	Location:	Montpelier, OH

Home town:	Sylvania
Current & past employers:	Village of Montpelier, Crawford Investigations, United States Air Force
Education:	Colorado Technical University Online

This borrower member posted the following loan description, which has not been verified:

Purchasing a 2004 Harley Davidson Sportster XL1200R with $1800 worth add ons. 18000 miles, very clean. Loan value is just over $8,000, that is why this is such a good deal at the price of $5550.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	25
Revolving Credit Balance:	$260.00	Public Records On File:	1
Revolving Line Utilization:	3.30%	Months Since Last Record:	43
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 386647

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386647	$1,750	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386647. Member loan 386647 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Contracted Work	Debt-to-income ratio:	2.40%
Length of employment:	4 years	Location:	Waretown, NJ

Home town:
Current & past employers:	Contracted Work
Education:

This borrower member posted the following loan description, which has not been verified:

In need of a small business loan to purchase some more equipment for my seamstress business. My credit is very good and the loan will be paid off sooner then the loan term.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2007	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$806.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 386691

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386691	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386691. Member loan 386691 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Weston Solutions, Incorporated	Debt-to-income ratio:	7.14%
Length of employment:	1 year 1 month	Location:	Downingtown, PA

Home town:	Reading
Current & past employers:	Weston Solutions, Incorporated
Education:	Butler University

This borrower member posted the following loan description, which has not been verified:

My credit card debt has gotten higher than I would like. I can make the payments every month, but the interest is always on my mind, and I don't know how to make it easier. In addition, my fiance will be moving from overseas to live with me in the U.S. He has a job, but the expenses of hiring an immigration lawyer to make sure everything goes smoothly and get my fiance a visa to begin with have been trying on both of us. I am a very reliable borrower, and although talk is cheap, my credit score should prove me right. I don't like borrowing money from other people, but I just don't have the cash on-hand. I have a full-time job that is very stable. Instead of firing people, we are hiring more. I would really appreciate your consideration. Thank you very much for your time.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,879.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386699

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386699	$20,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386699. Member loan 386699 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,292 / month
Current employer:	Maersk	Debt-to-income ratio:	1.91%
Length of employment:	15 years	Location:	Orlando, FL

Home town:	San Jos? de las Matas
Current & past employers:	Maersk
Education:	Valencia Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to take out a loan for enough money to be able to finish my AA degree at the community college and then obtain at least a Bachelor's degree at a University. With this loan I will able to focus on my studies rather than worrying about being forced to leave for monetary reasons.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	51
Revolving Credit Balance:	$1,846.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386719

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386719	$7,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386719. Member loan 386719 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	CNY Healing Arts	Debt-to-income ratio:	9.86%
Length of employment:	1 year 2 months	Location:	Syracuse, NY

Home town:	Liverpool
Current & past employers:	CNY Healing Arts, Jamesville Dewitt School District, Pier 1 Imports, Karma Fitness, North Area YMCA
Education:	Onondaga Community College, Kripalu Center for Health and Wellness

This borrower member posted the following loan description, which has not been verified:

A loan of $21,000 will help to sufficiently open and run a Yoga Studio located in Fayetteville, New York. The loan will be used in the following ways: ($5,000) Building Improvements such as new bamboo flooring, lighting, paint and wall construction/ ($500 month) Advertisement and Marketing/ ($2,500) Office Equipment and Supplies such as a Front Desk (Point of Sale), a register, Fax and copy machine and basic off ice supplies/ ($2,500) Retail- Yoga clothing, Yoga mats, blocks, straps, educational DVD's and books, and other items to enhance the practitioner's experience/ ($3,500) Lawyer fees to become an LLC. If there is little to no profit within the first year, the remaining amount will be used for rent, utilities and payroll. In addition, I have invested $4000 in equity. This includes a software based register system that tracks retail sales and inventory as well as information on customers. Included in this purchase was a thermal laser receipt printer and a credit card processor, I have also purchased 12 yoga mats, blocks, straps and 24 blankets. All of which needed to be purchased for the studio. My personal experience will ensure success. I have managed a Fitness Center with over 400 clients, I am currently the lead Yoga Instructor for CNY Healing Arts located in Syracuse, I was Store Manager for the retail store, Forever 21 and have started two DBA's with in Onondaga County, Green Tree Yoga and Lotus Life Yoga Center. The ladder focuses on Corporate Yoga/Private Lessons and will be the name of the new business. My experience within the Syracuse area has lead to a contact/network list of over 1,000 individuals which will play a key roll in building and attracting customers to the yoga center. My employment with CNY Healing Arts and the income from Lotus Life Yoga will continue to bring income in during the business. This will ensure repayment of the loan and help to sustain the business and personal living costs. *Business Plan available with further details.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	15
Revolving Credit Balance:	$1,805.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386737

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386737	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386737. Member loan 386737 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Smith Barney	Debt-to-income ratio:	4.99%
Length of employment:	11 months	Location:	cliffwood, NJ

Home town:	Oton, Iloilo
Current & past employers:	Smith Barney, UBS Financial Services
Education:	Rutgers University at Newark

This borrower member posted the following loan description, which has not been verified:

I have several credit cards with low balances that I would like to consolidate into one monthly payment.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,741.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386752

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386752	$10,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386752. Member loan 386752 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Saia Motorfreight	Debt-to-income ratio:	7.62%
Length of employment:	2 years 2 months	Location:	Eastlake, OH

Home town:	Larne
Current & past employers:	Saia Motorfreight, PAM Transport
Education:	Sunderland University

This borrower member posted the following loan description, which has not been verified:

Replacing carpet with hardwood floors. Replacing kitchen cabinets and countertops as well as replacing appliances and kitchen flooring. If we have anything left we would like to do a patio outside so that we have some outside place to sit and enjoy the weather. Replacing toilet, hot water heater and furnace.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	47
Revolving Credit Balance:	$1,815.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386793

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386793	$12,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386793. Member loan 386793 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Glidden/Akzo Nobel Paints	Debt-to-income ratio:	7.91%
Length of employment:	3 years 5 months	Location:	Macon, GA

Home town:	Mason City
Current & past employers:	Glidden/Akzo Nobel Paints
Education:	Mountain View College

This borrower member posted the following loan description, which has not been verified:

Consolidate all credit cards.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,748.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386851

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386851	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386851. Member loan 386851 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,933 / month
Current employer:	Improvement Direct	Debt-to-income ratio:	8.95%
Length of employment:	2 years 5 months	Location:	Chico, CA

Home town:	San Francisco
Current & past employers:	Improvement Direct, Pizza Guys
Education:	Westwood College, California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

I'm looking to borrow $6,000 so that I can purchase a dependable used car to transport me between home and work in addition to the grocery store. Currently I am dependent upon the kindness of my friends and roommate in order for me to get anywhere and I was hoping to purchase a vehicle of my own so that I would no longer feel as if I am a burden to those I care about. If you would be willing to invest in me in the form of a car loan I would greatly appreciate your generosity.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,112.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386913

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386913	$11,850	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386913. Member loan 386913 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	C&S Wholesale Grocers Inc	Debt-to-income ratio:	20.96%
Length of employment:	7 years 4 months	Location:	Whately, MA

Home town:	Northampton
Current & past employers:	C&S Wholesale Grocers Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using the money to consolidate all current debt so that i can begin saving for a home of my own. I recently moved in with family so that I could start saving. By consolidating my debt I hope to reduce my monthly payments and thereby increase my savings. This will ultimatley result in a debt and worry free future in which I finally own a home and am free of the stresses that my debt has put on me.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,677.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 386917

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386917	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386917. Member loan 386917 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	zozaya officiating	Debt-to-income ratio:	16.26%
Length of employment:	7 years 3 months	Location:	DIAMOND BAR, CA

Home town:	Los Angeles
Current & past employers:	zozaya officiating, modern wireless
Education:	Cal State Fullerton, University of Webster

This borrower member posted the following loan description, which has not been verified:

It took me five years to recieve my degree (Comm PR, minor Public Administration) at Cal State Fullerton, and during that time a aquired some debt. I found a great job, and recieved an 80% scholarship to the University of Webster in Irvine, CA; for my MBA program. I want one payment, and want to be DEBT FREE as SOON AS POSSIBLE! I have good credit and have never missed on any kind of payment in 7 years. This is a win, win for both parties. Thank you for your help and smart investment!

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,464.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386939

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386939	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386939. Member loan 386939 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	top service construction	Debt-to-income ratio:	18.13%
Length of employment:	3 years	Location:	FAIRFAX, VA

Home town:	seoul
Current & past employers:	top service construction
Education:

This borrower member posted the following loan description, which has not been verified:

I need money for buy lot a tool.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,155.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386975

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386975	$2,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386975. Member loan 386975 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,473 / month
Current employer:	Bob Lindsay Plumbing	Debt-to-income ratio:	19.08%
Length of employment:	1 year 2 months	Location:	Washington, NH

Home town:	New London
Current & past employers:	Bob Lindsay Plumbing, Town of Merrimack, NH
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off the loan I currently have at TD Banknorth.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,002.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387021

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387021	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387021. Member loan 387021 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Tubelite Company Inc	Debt-to-income ratio:	12.92%
Length of employment:	5 years 2 months	Location:	DeBary, FL

Home town:	DeBary
Current & past employers:	Tubelite Company Inc
Education:	Seminole Community College

This borrower member posted the following loan description, which has not been verified:

I have been paying my loans on time and have paid over the minimum for some time now. I just want to consolidate my debt to have one payment and make it easier on myself.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,105.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387069

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387069	$5,775	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387069. Member loan 387069 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,075 / month
Current employer:	medallion employment	Debt-to-income ratio:	7.15%
Length of employment:	1 year 11 months	Location:	toms river, NJ

Home town:	Ventura
Current & past employers:	medallion employment
Education:

This borrower member posted the following loan description, which has not been verified:

I am having surgery which comes to 5775.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,619.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387107

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387107	$8,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387107. Member loan 387107 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	The Travelers Companies Inc.	Debt-to-income ratio:	6.11%
Length of employment:	24 years	Location:	Tampa, FL

Home town:	Valmeyer
Current & past employers:	The Travelers Companies Inc.
Education:	Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

Need to replace 20 year old Heat Pump system. When I went to turn on system a couple of weeks ago discovered that compressor had gone out on my aging unit. It is time to replace unit.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	34
Revolving Credit Balance:	$7,429.00	Public Records On File:	0
Revolving Line Utilization:	91.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387131

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387131	$5,200	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387131. Member loan 387131 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,792 / month
Current employer:	sunridge nurseries	Debt-to-income ratio:	1.67%
Length of employment:	12 years 4 months	Location:	ARVIN, CA

Home town:	jalisco
Current & past employers:	sunridge nurseries, loy rodriguez
Education:	n/a

This borrower member posted the following loan description, which has not been verified:

the auto loan is to purchase a 2002 chevy thaoe from a private seller.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$805.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387181

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387181	$21,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387181. Member loan 387181 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,358 / month
Current employer:	JPM	Debt-to-income ratio:	2.00%
Length of employment:	2 years	Location:	new york, NY

Home town:	west hartford
Current & past employers:	JPM
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

Young professional looking to consolidate debt and continue a path of finanacial longterm success.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	4
Revolving Credit Balance:	$8,728.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387188

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387188	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387188. Member loan 387188 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,283 / month
Current employer:	n/a	Debt-to-income ratio:	18.09%
Length of employment:	n/a	Location:	Olathe, KS

Home town:	Olathe
Current & past employers:
Education:	DeVry University-Missouri

This borrower member posted the following loan description, which has not been verified:

We are a young couple that has been dating for six years. One of us graduated college in 2008 and the other graduated in 2007. We are looking to get married in the next year and half and we are in need of some financial help.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,365.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387194

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387194	$2,600	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387194. Member loan 387194 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	Progressive Broadcasting Inc.	Debt-to-income ratio:	19.20%
Length of employment:	2 years 9 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Progressive Broadcasting Inc., Best Buy Co. Inc., Orion Records Inc.
Education:	Community College of Philadelphia, Temple University

This borrower member posted the following loan description, which has not been verified:

My first objective is to payoff my 3 first credit cards that I got during freshman year of college. These cards are all above 19% APR. The ballences never seem to get lower regardless of how much extra money I can drop on them, even though I closed the accounts after graduation. It's difficult to really calculate the extended cost of education expenses. As a freshman they tell you just to use your card for books, fees, transportation, lunch, and everything else. Then, you end up relying on them for everything till graduation. Little did I know that these such expenses would be even more burdensome than the actual student loan! I feel like after getting these three out of the way, I will have so much more peace, knowing that my son, my fiancee amd myself have a much more financially stable future. We have been looking into buying a house, getting her a car, and she wants to finish her degree also, and I believe that this is the logical first step.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,155.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387195

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387195	$4,900	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387195. Member loan 387195 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Ventana Medical Systems	Debt-to-income ratio:	3.22%
Length of employment:	4 years	Location:	Tucson, AZ

Home town:	Born: Cuenca, Ecuador/ Raised: Buffalo
Current & past employers:	Ventana Medical Systems, Canyon Ranch, Wilderness Outdoor Leadership Foundation (W.O.L.F.), University of Arizona Cooperative Extension (4-H), Inn at Snakedance- Taos, NM, Hacianda del Sol- Tucson, AZ
Education:	SUNY StonyBrook, Marine Sciences; University of Phoenix, Business Management, Marketing

This borrower member posted the following loan description, which has not been verified:

I recently earned my B.S. in Marketing Management and was offered a promotion upon the proof of my school credentials. I was forced to pay off my student account on two different credit cards (one corporate) in order to receive my credentials and move into my new job. At the same time I am confronted with settling my son's school account so that I can register him for the next year of school within the week. I had been paying off the balance incrementally, yet I received a notice in the mail from the school advising me that I could not register him for the next year until it is paid. I am greatly concerned that he may lose his place in his kindergarten class, as his school is a charter with a waiting list. If awarded, this loan will enable me to pay off these two debts and my overdue utility bills and car insurance. Furthermore, I will take my car in for overdue brake servicing and routine maintenance. It will bring me back up to speed, and I am confident that I can repay it regularly and on time. I work in biotech; my company is dedicated to diagnostics associated with cancer. I have been with the company since 2003, and my recent promotion earns me an additional $6 annual as of last week. I have explained this to provide evidence of my job security and recent increase in income that will enable me to satisfy the terms of the loan.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,341.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387196

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387196	$7,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387196. Member loan 387196 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	verisign	Debt-to-income ratio:	3.19%
Length of employment:	3 years	Location:	ARLINGTON, VA

Home town:	miami
Current & past employers:	verisign
Education:	Western Connecticut State University

This borrower member posted the following loan description, which has not been verified:

I plan on paying off this loan ASAP.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,035.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387212

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387212	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387212. Member loan 387212 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	County of San Mateo	Debt-to-income ratio:	9.31%
Length of employment:	3 years 3 months	Location:	San Mateo, CA

Home town:	Los Angeles
Current & past employers:	County of San Mateo, Mills College, UC Berkeley, UC San Francisco
Education:	Brown University, San Francisco State University

This borrower member posted the following loan description, which has not been verified:

I live in one of the two most expensive counties in the US -- San Mateo, CA, where the median home price is $800K. Even though I'm a manager with a stable job and income, I have been priced out of the market for years. With the sudden surplus of foreclosed properties I can purchase a home. I can take the necessary funds out of my IRA, but with the market the way it is, I'd prefer to borrow and let my IRA recover, without taking a distribution loss. I'm extremely financially responsible and put myself through undergraduate school at Brown University and two graduate degrees by working hard and saving money.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$125.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387285

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387285	$5,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387285. Member loan 387285 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Brown Brothers Harriman	Debt-to-income ratio:	0.12%
Length of employment:	4 years	Location:	Allston, MA

Home town:	Mallorca
Current & past employers:	Brown Brothers Harriman
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

Cash advance required for consolidation of credit card debt and a a better payment plan. Thanks for your time.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,176.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387337

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387337	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387337. Member loan 387337 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	united tobacco inc	Debt-to-income ratio:	0.97%
Length of employment:	6 years 4 months	Location:	margate, FL

Home town:	Cuba
Current & past employers:	united tobacco inc, reel smokers distributors
Education:	jersey city state

This borrower member posted the following loan description, which has not been verified:

loan for debt cosolidation ; credit cards; auto loan

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	53
Revolving Credit Balance:	$437.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387344

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387344	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387344. Member loan 387344 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,145 / month
Current employer:	Oce Business Services	Debt-to-income ratio:	6.20%
Length of employment:	3 years 7 months	Location:	Plano, TX

Home town:	Bells
Current & past employers:	Oce Business Services
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off a couple of credit card balances early. I'm tired of paying multiple bills each month with multiple rates. With what i've been paying each month i'll be able to repay the loan within a year.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	23
Revolving Credit Balance:	$4,852.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387383

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387383	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387383. Member loan 387383 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	lemon-x corp	Debt-to-income ratio:	22.58%
Length of employment:	10 months	Location:	bohemia, NY

Home town:
Current & past employers:	lemon-x corp
Education:	Saint Joseph College

This borrower member posted the following loan description, which has not been verified:

I have high precentage rates on my line of credit that i like to pay back. I would like to barrow this money to pay my debt.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,511.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387421

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387421	$10,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387421. Member loan 387421 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	G. Edward Solutions at Microsoft	Debt-to-income ratio:	11.18%
Length of employment:	3 years 2 months	Location:	Aventura, FL

Home town:	Santos
Current & past employers:	G. Edward Solutions at Microsoft, Sails Homes Inc.
Education:	Florida International University, Barry University

This borrower member posted the following loan description, which has not been verified:

I had the opportunity to buy a franchise 5 months ago and since then I have been trying to obtain a loan from a bank, any bank. Due to the economic situation of the country it has been impossible for me to do this, mainly because I am not a property owner. Since November 2008 I have taken ownership of this business and have been maintain it with liquid cash but at this point I do need some financial funding, the fact that I haven't gotten this has caused me to make a few late payments here and there, in turn lowering my credit score. I do have a steady job, with a steady paycheck and I am not relying 100% on the business to pay back this loan. Please help! many thanks in advance, Bianca

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	37
Revolving Credit Balance:	$6,070.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387426

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387426	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387426. Member loan 387426 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,833 / month
Current employer:	H&K Insurance Agency, Inc	Debt-to-income ratio:	7.93%
Length of employment:	2 years 2 months	Location:	Natick, MA

Home town:	Toronto
Current & past employers:	H&K Insurance Agency, Inc, Oga's Japanese Cuisine of Minoga, Inc, Hiro Sushi, Inc, Bay State Insurance Services, Inc
Education:	Suffolk Univeristy

This borrower member posted the following loan description, which has not been verified:

I have been up to date with all my credit cards, however at the rate I am going, I much rather pay it off it in one lump sum and pay off one debt such as a personal loan. I am looking forward to seeing if I am qualified for a personal loan that can help me with my financial goals. If I am eligible for a personal loan I will be also be able to save money at the same time paying off my debt.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	60
Revolving Credit Balance:	$14,608.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387439

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387439	$5,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387439. Member loan 387439 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	FOUR TREES, INC.	Debt-to-income ratio:	17.56%
Length of employment:	6 years	Location:	SUN PRAIRIE, WI

Home town:	Baltimore
Current & past employers:	FOUR TREES, INC., Standard Enzyme Co. of North America
Education:	UNITED STATES SCHOOL OF NATUROPATHY

This borrower member posted the following loan description, which has not been verified:

This money will be paid by me to an existing construction/contracting business for the purpose of buying into a partnership position. I have already been instrumental in forming the mother corporation that will manage this existing LLC. I am named as a 49% shareholder and will be active in all of the business affairs and decision-making processes. Beyond remodeling & renovation, we will be moving into property management in 2010. The original buy-in purchase price was a modest $15,000, almost half of which I have already paid. Any unpaid dues that will not be covered by this $5,000 will be handled personally as I prefer to accumulate as little debt as possible. All loan obligations of the past have been paid to full satisfaction and in a consistent timely manner. Finances for this were initially to originate from a home mortgage refi. However, I took a full 15% appraisal hit from that of just one year ago due to the current market, leaving me little room for cash out. This will of course change for the better in time, but left me pursuing other options. Maybe you will consider this a low-risk investment worth your while. Thanks.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,344.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387445

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387445	$9,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387445. Member loan 387445 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	MarketFinders	Debt-to-income ratio:	8.84%
Length of employment:	15 years 3 months	Location:	Thousand Oaks, CA

Home town:	Grosse Pointe
Current & past employers:	MarketFinders, Los Angeles Department of Water and Power
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

My business is profitable despite the poor economy. My credit is good. I am looking to even out my cash-flow situation by refinancing my Credit Cards at a lower rate and fixed payment. I like the idea of paying interest to real people instead of to a bank. When my loan is payed off I will become an investor.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	62
Revolving Credit Balance:	$5,390.00	Public Records On File:	1
Revolving Line Utilization:	27.20%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387512

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387512	$6,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387512. Member loan 387512 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,617 / month
Current employer:	Sweetbay Supermarket	Debt-to-income ratio:	12.08%
Length of employment:	2 years	Location:	Venice, FL

Home town:	Des Moines
Current & past employers:	Sweetbay Supermarket
Education:	Valencia Community College, University of South Florida

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to consolidate my existing credit debt, and recent medical expenses that I have incurred. I am in good standing with all of my credit lines and pay them each month on time. My medical expenses are final and will not be increasing any more. My reason for needing the loan is that with my existing credit payments and new medical bills I have a different bill due every week and my paychecks are not going as far as they used to. It would greatly help me to consolidate all into one larger payment per month.I have a full time position as a manager at a retail store, which I have held for the past two years. I am a responsible person who pays my bills on time and I am only seeking this loan so that I can avoid any future credit problems.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,530.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387539

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387539	$1,500	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387539. Member loan 387539 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,214 / month
Current employer:	social security	Debt-to-income ratio:	5.27%
Length of employment:	20 years	Location:	patriot, OH

Home town:	ironton
Current & past employers:	social security
Education:

This borrower member posted the following loan description, which has not been verified:

would like to borow 1500.00 at 20% for 6 monthly payments.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,308.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 387556

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387556	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387556. Member loan 387556 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Janus Capital Group	Debt-to-income ratio:	12.46%
Length of employment:	1 year 2 months	Location:	Denver, CO

Home town:	Sioux Falls
Current & past employers:	Janus Capital Group, Accenture
Education:	University of South Dakota, University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate three loans that I took out (personal, not student) in graduate school. Since graduating I've gotten a great job, have a solid credit history, and am in an excellent position to repay this.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	56
Revolving Credit Balance:	$2.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387634

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387634	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387634. Member loan 387634 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	B&R Products, Inc.	Debt-to-income ratio:	17.84%
Length of employment:	13 years 8 months	Location:	Hialeah, FL

Home town:	Sacramento
Current & past employers:	B&R Products, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I have a small loan with Lending Club that is in good standing. I knew my daughter would be getting married in the near future as she is a senior at Florida International University and has had a steady boyfriend for 3 years. Well time is up. I guess I will not be able to save for it in time! I make a good living and have excellent credit. I anticipate the wedding to cost $20,000 with overages. I would be able to "pay as we go" but that puts un-needed pressure on my budget - which I work so diligently to keep in excellent standing. I am willing to pay the interest on a loan to make this whole affair an enjoyable and less stressfull one. I enjoy this lending community and hope it will be able to help me enjoy this time of my life.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	36
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387659

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387659	$8,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387659. Member loan 387659 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,200 / month
Current employer:	Asn Natural Stone	Debt-to-income ratio:	2.31%
Length of employment:	1 year	Location:	vallejo, CA

Home town:	San Francisco
Current & past employers:	Asn Natural Stone
Education:

This borrower member posted the following loan description, which has not been verified:

In a nutshell, I'm a nice guy with newly established credit. I'm looking to consolidate my credit cards for a better rate and have a little extra cash to buy a affordable and reliable car to commute back and forth to work. Before gas prices rise again :)

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	18
Revolving Credit Balance:	$3,292.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387672	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387672. Member loan 387672 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	adir international	Debt-to-income ratio:	7.88%
Length of employment:	7 years 3 months	Location:	chino, CA

Home town:	los angeles
Current & past employers:	adir international
Education:

This borrower member posted the following loan description, which has not been verified:

Hardworking guy need to consolidate debts

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,896.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372211

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372211	$7,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372211. Member loan 372211 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,208 / month
Current employer:	Valley Insurance Agency	Debt-to-income ratio:	5.34%
Length of employment:	6 months	Location:	gunnison, CO

Home town:	Atlanta
Current & past employers:	Valley Insurance Agency, Farmers Insurance
Education:	Western State College of Colorado

This borrower member posted the following loan description, which has not been verified:

consolodate debt

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$5,177.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 386288

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386288	$4,800	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386288. Member loan 386288 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	University of Massachusetts-Dartmouth: Housing Department	Debt-to-income ratio:	9.98%
Length of employment:	3 years	Location:	Fairhaven, MA

Home town:	New Bedford
Current & past employers:	University of Massachusetts-Dartmouth: Housing Department, Sid Wainer and Son Specialty Foods
Education:	University of Massachusetts-Dartmouth

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, First I would like to say thank you for looking at and reviewing my application for this loan. The purpose of this loan is 3 fold. First, I would like to pay off the remaining $800 that I owe on my ONLY credit card. I take pride in the fact that I only own 1 credit card and make generous payments on it monthly. Secondly, I would like to fix up my car a bit so that I have a reliable vehicle to transport me to my new full time job that I start in June once I graduate. And lastly, the remaining funds would be used toward a professional business attire for my new job so that I am somewhat presentable at work. Once again I just want to say thank you and I hope you give me an opportunity to show that I am reliable and responsible with this borrowed amount of money. Thank You, Scott J Lawrence

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	48
Revolving Credit Balance:	$1,101.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386710

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386710	$13,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386710. Member loan 386710 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Surgical Specialty Hospital	Debt-to-income ratio:	17.11%
Length of employment:	4 months	Location:	SCOTTSDALE, AZ

Home town:	Maywood
Current & past employers:	Surgical Specialty Hospital, Health Temp, Favorite Healthcare Staffing
Education:	Saint Louis University-Main Campus, Pacific College of Oriental Medicine

This borrower member posted the following loan description, which has not been verified:

I have separated and gone into debt to furnish a new place. This loan would go towards the accounts and to make it into 1 payment.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	42
Revolving Credit Balance:	$13,407.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386940

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386940	$4,200	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386940. Member loan 386940 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Good News Church Inc.	Debt-to-income ratio:	21.69%
Length of employment:	9 months	Location:	Saint Augustine, FL

Home town:	Laurens
Current & past employers:	Good News Church Inc., EGP Inc.
Education:	Flagler College

This borrower member posted the following loan description, which has not been verified:

I am looking to pay for a honeymoon and use the extra money for paying down a higher rate credit card.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,154.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387039

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387039	$2,500	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387039. Member loan 387039 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,375 / month
Current employer:	ZD Integrated Circuits Inc.	Debt-to-income ratio:	7.37%
Length of employment:	3 years 2 months	Location:	Largo, FL

Home town:	Largo
Current & past employers:	ZD Integrated Circuits Inc., Gypsum Products
Education:	St. Petersburg College

This borrower member posted the following loan description, which has not been verified:

Hello, my name is Shayla Wolfe. I am 21 years old. I work for a company called ZD Integrated Circuits, Inc. My 3 year anniversary was this past January. I am enrolled in St Petersburg College part-time. I am working towards a degree in finance. I am requesting a $2500.00 loan to fix my Toyota Camry. I need to have the transmission, radiator and tires replaced. My neighbor is a mechanic and is willing to do the labor to try and cut my cost. My financial situation is stable. My monthly net salary is $1756.12 and my monthly expenses are $1124.68. I am a very responsible person and I truly understand the difference between necessities and wants. I deeply appreciate you taking the time to consider assisting me in my time of need.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387083

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387083	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387083. Member loan 387083 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	ARROW HEAD	Debt-to-income ratio:	23.37%
Length of employment:	20 years	Location:	FORT WORTH, TX

Home town:	ZACATECAS
Current & past employers:	ARROW HEAD
Education:

This borrower member posted the following loan description, which has not been verified:

PERSONAL LOAN

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,518.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387113

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387113	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387113. Member loan 387113 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	9.24%
Length of employment:	2 years	Location:	Detroit, MI

Home town:
Current & past employers:	Self Employed
Education:	Wayne State University, Masters degree

This borrower member posted the following loan description, which has not been verified:

Fixtures for 9-unit apartment building. Owner has more than $300,000 cash invested in the building.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,117.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387209	$10,750	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387209. Member loan 387209 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Ojai Valley Inn and Spa	Debt-to-income ratio:	23.33%
Length of employment:	3 years 4 months	Location:	Ventura, CA

Home town:	Mishawaka
Current & past employers:	Ojai Valley Inn and Spa, Walt Disney Co.
Education:	Chapman University

This borrower member posted the following loan description, which has not been verified:

Consolidate all credit cards into one monthly payment. To become debt free in 3 years or less

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,765.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387299

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387299	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387299. Member loan 387299 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Morgan Keegan	Debt-to-income ratio:	2.82%
Length of employment:	9 months	Location:	ATLANTA, GA

Home town:	Charlotte
Current & past employers:	Morgan Keegan
Education:	University of North Carolina at Chapel Hill (UNC)

This borrower member posted the following loan description, which has not been verified:

Loan to purchase a $18,500 used car because my old car died on me.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,324.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387462	$5,000	19.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387462. Member loan 387462 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$833 / month
Current employer:	Rite Aid	Debt-to-income ratio:	0.00%
Length of employment:	2 months	Location:	WEST HAVEN, CT

Home town:
Current & past employers:	Rite Aid, JOULE
Education:	University of New Haven

This borrower member posted the following loan description, which has not been verified:

This loan is to help further my education in Criminal Justice. This is my second year in college and I really enjoy being in school and learning everything i can on how to be successful.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387566

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387566	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387566. Member loan 387566 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Venue Security Corp	Debt-to-income ratio:	20.33%
Length of employment:	1 year	Location:	SAN MARCOS, CA

Home town:	Huston
Current & past employers:	Venue Security Corp, West Coast Projections
Education:	California State University-San Marcos (CSU San Marcos)

This borrower member posted the following loan description, which has not been verified:

Fully Loaded, Nav, leather, bose, etc VIN: JNKCV51E65M217864

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	49
Revolving Credit Balance:	$24,029.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387602

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387602	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387602. Member loan 387602 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	fender mender	Debt-to-income ratio:	19.27%
Length of employment:	3 years	Location:	CHARLESTON, SC

Home town:	Wilkes Barre
Current & past employers:	fender mender, autocare collision
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is to help give our daughter a beautiful wedding. This loan is to pay for expenses in creating a wonderful memory for her and our soon to be wonderful son-in-law. We feel we make very good and responsible candidates for this loan and repayment of it. This amount is already available in our budget and it is our priority to pay off debt as soon as possible.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	38
Revolving Credit Balance:	$17,811.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387680	$16,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387680. Member loan 387680 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	LWL Worldwide Inc	Debt-to-income ratio:	0.26%
Length of employment:	2 years 2 months	Location:	Grants Pass, OR

Home town:	San Diego
Current & past employers:	LWL Worldwide Inc, Skycasters, Inc
Education:	US Navy

This borrower member posted the following loan description, which has not been verified:

We're a 2-year old, successful, self-funded research and publishing company that owns several web-properties that sell products, 100% online, that cater to health, self-help, and e-commerce enthusiasts. We did $350,000 in revenue the first year. Close to $400,000 the second. Seeking expansion capital for advertising, outsourcing, and marketing. We bring in a big lump sum of revenue when we orchestrate website LAUNCHES via JV mailing partners ( affiliates )... our Affiliate Portal, and our coming launches can be seen here: http://www.LWLMedia.com

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	30
Revolving Credit Balance:	$438.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387703

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387703	$20,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387703. Member loan 387703 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,375 / month
Current employer:	Miami Interational Compliance	Debt-to-income ratio:	5.75%
Length of employment:	5 years	Location:	Hialeah, FL

Home town:	Miami
Current & past employers:	Miami Interational Compliance
Education:

This borrower member posted the following loan description, which has not been verified:

Along with my wife, I am buying a Pizza "Window", in a very busy shopping mall, the place is 700 sqf, it has all the equipment and oven. The business is already open and running, let's roll!

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,886.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 387744

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387744	$16,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387744. Member loan 387744 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,533 / month
Current employer:	Social Security Board	Debt-to-income ratio:	9.13%
Length of employment:	11 years 6 months	Location:	Cambria Heights, NY

Home town:
Current & past employers:	Social Security Board
Education:	CUNY Lehman College

This borrower member posted the following loan description, which has not been verified:

pay off debt

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	44
Revolving Credit Balance:	$17,436.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387759

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387759	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387759. Member loan 387759 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Bill Stancel Masonry, Inc.	Debt-to-income ratio:	2.86%
Length of employment:	5 years 10 months	Location:	Alva, FL

Home town:	Fort Myers
Current & past employers:	Bill Stancel Masonry, Inc.
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Potential Lenders: I am a college graduate, married ten years, with two children. I graduated from the University of Central Florida, with a bachelor degree in business administration with a minor in finance. I currently am responsible for the day to day operations of a $25M average annual sales construction company. My income is two part: For my day to day living expenses I take a salary of $72,800 annually. The remainder of my income is based on commissions and bonuses. Average commission and bonuses for the last three years has been about $80,000 per year. This year I am on track with about $25,000 in commissions year to date and much of the year to go. I sold my home during the real estate boom and I have managed to put enough away to build a new home for my family. Presently I am renting a nice place until the construction of my new home is finished. Not wanting to use all of my available savings I have used some credit lines available to me to finance some of the construction as building schedule and my cash flow from commissions do not always coincide. My intentions are to finish the house by the end of this year, and depending on rates, refinance the home and repay any outstanding debt. I have an excellent credit history. I have never had a late payment of any kind. I always pay my bills on time. Everything I own is paid for (vehicles, boat, etc.,) except for the lot I am building by house on which has a note for $55K. My net worth is about $300K. Thank you for your investment consideration.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,911.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387788

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387788	$25,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387788. Member loan 387788 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Self Employed	Debt-to-income ratio:	2.13%
Length of employment:	9 months	Location:	Berkeley, CA

Home town:	Berkeley
Current & past employers:	Self Employed, Bank of America Corp., Charles Schwab, Fulbright Foreign Scholar
Education:	Haas School of Business, UC Berkeley, Fordham University, Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

I am building a small second house as a rental unit and I want to finance the $30,000 solar installation. I am using another $25,000 in personal money as well as bank financing for the balance

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	22
Revolving Credit Balance:	$203.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387823

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387823	$8,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387823. Member loan 387823 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Toyota South	Debt-to-income ratio:	12.27%
Length of employment:	3 years	Location:	Atlanta, GA

Home town:	Chicago
Current & past employers:	Toyota South
Education:	Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

Hello, I would like to consolidate several credit card payments into one montly payment. Any help with this matter would be greatly appreciated. The cards are as follows: Bank of America $3,000.00 Bill Me Later $3,000.00 HSBC $2,500.00 Current Monthly Payments: Bank of America $185 Bill Me Later $150 HSBC $150 Thank you in advance for your time. Sincerely, Keith J. Kenner

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	41
Revolving Credit Balance:	$30,532.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387844

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387844	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387844. Member loan 387844 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,708 / month
Current employer:	Garlock Sealing Technologies	Debt-to-income ratio:	6.44%
Length of employment:	4 years	Location:	Fairport, NY

Home town:	Sandwich
Current & past employers:	Garlock Sealing Technologies, John Holtz Honda, American Axle & Mfg., North Conway Police Department, Circuit City Stores
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

I'll be using this loan to payoff a Home Equity Line of Credit before my bank will let me refinance. The low-rate refinance option I'm looking at only allows 1 loan on the home so I need to payoff this Home Equity before I can finalize the refinance. I've looked at other options like credit card cash advances or Balance Transfers but the fees are so high right now... and the payback times are only 6-12months I've been in the home one and a half years and already the interest rates have dropped enough that by refinancing my current mortgage I'll be saving about $200/month The home is a modest, single family home in Western NY (not a multi-million dollar mansion that I cant afford). Its valued at about $165k (the bank just finished the appraisal on March 17th, 2009), which is up 5% from when I bought it (yes ... the market here is increasing). I've been employed at the same company since 2005, have excellent credit, and never make late payments.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,970.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387879	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387879. Member loan 387879 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	LifeGuard Computers, Inc.	Debt-to-income ratio:	13.98%
Length of employment:	2 years 1 month	Location:	Saint George, UT

Home town:	Saint George
Current & past employers:	LifeGuard Computers, Inc., MyComputerDealer, Inc., Wilson Electronics, Inc.
Education:	Dixie State College of Utah

This borrower member posted the following loan description, which has not been verified:

Would like to pay off a family member who loaned money in the past and has been hit by hard financial problems. Currently paying $300/mth for the last 7 mths. Have no problem paying monthly, just don't have ALL of the money right now. Highly responsible business owner, and will be in need of further loans afterwards for further consolidation. I own a business in a strong sector, and will have no problem paying the payments. Please take a look at my credit history, as I have had little problem with credit.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387894	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387894. Member loan 387894 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,833 / month
Current employer:	Kauai scuba center	Debt-to-income ratio:	17.97%
Length of employment:	8 months	Location:	Brownsville, OR

Home town:	slc
Current & past employers:	Kauai scuba center, Philips products
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for help our company get off the ground. This is a new company that we just started in June 08 . We would like to buy some new equipment witch last about 3 to 4 years. And some needed repairs to the dive boat. Before our coast guard inspection. This ioan will help us grow in a time when no one else will give a new company a loan or a change to grow. Thank for your time.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,186.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387910

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387910	$13,200	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387910. Member loan 387910 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	power and process, inc	Debt-to-income ratio:	12.72%
Length of employment:	2 years 8 months	Location:	west haven, CT

Home town:	west haven
Current & past employers:	power and process, inc, party people, inc, General party rentals
Education:

This borrower member posted the following loan description, which has not been verified:

Id like to pay off my credit card debt completely and have a low monthly payment because i want to buy my girlfriend of 3yrs a ring and with lower monthly payments i can save for it faster. I accumulated the debt from when i was younger and had the silly mind set that a credit card is like free money. I have greatly learned from that. I just want to be done with credit cards. I am a great candidate for a loan because i have never had a late payment in my life. I always paid more then double the min. monthly payments. I dont have kids or dependents. I live rent free with family in a big house. (I do labor work like cutting grass, work on their cars, take care of the home, etc. in exchange for rent free living.) I have a very stable and well paying job which ive been at for almost 3yrs. Im a work horse. Ive never been unemployed since ive started working at 16yrs old. I would greatly apprieciate the help.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,721.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387930

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387930	$10,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387930. Member loan 387930 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Kaiser Hospital	Debt-to-income ratio:	6.02%
Length of employment:	5 years 4 months	Location:	Rodeo, CA

Home town:
Current & past employers:	Kaiser Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

This is the last credit card I needed to pay with a very high interest rate. I hope you could me. Thank you.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,610.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387931

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387931	$1,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387931. Member loan 387931 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Palo Alto Medical Foundation	Debt-to-income ratio:	1.04%
Length of employment:	3 years	Location:	SAN JOSE, CA

Home town:	Milpitas
Current & past employers:	Palo Alto Medical Foundation, Allied Barton
Education:	De Anza College

This borrower member posted the following loan description, which has not been verified:

Pay back family members that helped me move 2mths ago. Need a cheaper monthly payment.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,781.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387942

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387942	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387942. Member loan 387942 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Liquidity Services Inc	Debt-to-income ratio:	17.57%
Length of employment:	7 months	Location:	Alexandria, VA

Home town:	Los Angeles
Current & past employers:	Liquidity Services Inc
Education:	George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

Just incorporated a business in the surplus industry dealing in apparel and consumer electronics. I have customers ready to buy from me with cash in hand. Will need a short term $5K loan to purchase inventory. I can double the $5K investment in the same month and will be able to pay back the loan in 45 days.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,170.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387987	$7,200	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387987. Member loan 387987 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Vonage	Debt-to-income ratio:	0.60%
Length of employment:	1 year	Location:	Freehold, NJ

Home town:	Brooklyn
Current & past employers:	Vonage, Merrill Lynch
Education:	Brookdale Community College

This borrower member posted the following loan description, which has not been verified:

The Purpose of my request to pay for services required for my IT recruiting firm to operate in a efficient manner as well to pay off the remaining balance of my purchases made from my credit cards.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,306.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Posting Report Supplement No. 165 dated March 26, 2009